                                       Filed Pursuant to Rule 424(b)(3) and (c)
                                                          File Number 333-35079

                    PROSPECTUS SUPPLEMENT DATED AUGUST 31, 1998
                                         to
                         Prospectus Dated November 12, 1997

                           ATLANTIC PHARMACEUTICALS, INC.

             1,500,000 PREVIOUSLY REGISTERED REDEEMABLE WARRANTS, EACH
       EXERCISABLE FOR ONE SHARE OF COMMON STOCK, OFFERED BY CERTAIN SELLING
                                  SECURITYHOLDERS

               3,702,750 PREVIOUSLY REGISTERED SHARES OF COMMON STOCK

                         3,805,654 SHARES OF COMMON STOCK,
                     OFFERED BY CERTAIN SELLING SECURITYHOLDERS

          THIS PROSPECTUS SUPPLEMENT SUPPLEMENTS THE PROSPECTUS DATED NOVEMBER 12, 1997 (THE "PROSPECTUS") OF ATLANTIC PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE "COMPANY"), RELATING TO THE PUBLIC OFFERING, WHICH IS NOT BEING UNDERWRITTEN, OF (a) 1,500,000 PREVIOUSLY REGISTERED REDEEMABLE WARRANTS (THE "WARRANTS"), EACH OF WHICH IS EXERCISABLE FOR ONE PREVIOUSLY REGISTERED SHARE OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE "COMMON STOCK"), OF THE COMPANY, (b) AN AGGREGATE OF 3,702,750 PREVIOUSLY REGISTERED SHARES OF COMMON STOCK (COLLECTIVELY, THE "UNIT OFFERING SHARES") AND (c) AN AGGREGATE OF 2,530,637 SHARES OF COMMON STOCK (COLLECTIVELY, THE "NEW SHARES"), CONSISTING OF (i) 2,202,216 SHARES ISSUABLE UPON CONVERSION OF 1,237,200 SHARES OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.001 PER SHARE (THE "SERIES A PREFERRED"), RECEIVED BY CERTAIN SELLING SECURITYHOLDERS IN PRIVATE PLACEMENT TRANSACTIONS OF THE COMPANY,
(ii) 220,221 SHARES ISSUABLE UPON CONVERSION OF 123,720 SHARES OF SERIES A PREFERRED UNDERLYING WARRANTS TO PURCHASE SUCH SHARES OF SERIES A PREFERRED,
(iii) 103,200 SHARES ISSUED IN CONNECTION WITH THE COMPANY'S ACQUISITION OF THE MINORITY INTEREST IN CHANNEL THERAPEUTICS, INC. AND (iv) 5,000 SHARES TRANSFERRED TO CERTAIN SELLING SECURITYHOLDERS BY A CERTAIN OTHER STOCKHOLDER IN CONNECTION WITH A SETTLEMENT AGREEMENT. THE NEW SHARES, THE WARRANTS AND THE UNIT OFFERING SHARES ARE COLLECTIVELY REFERRED TO AS THE "SECURITIES." THIS PROSPECTUS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS, AND THIS PROSPECTUS SUPPLEMENT IS QUALIFIED BY REFERENCE TO THE PROSPECTUS EXCEPT TO THE EXTENT THAT THE INFORMATION HEREIN CONTAINED SUPERSEDES THE INFORMATION CONTAINED IN THE PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUMMARY AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS SPECIFIED IN THE PROSPECTUS.

                               SELLING SECURITYHOLDERS

          The following table sets forth, as of August 27, 1998, the number of shares of Common Stock beneficially owned by stockholders of the Company identified in the Prospectus as Selling Securityholders. However, any or all of the shares of Common Stock listed below may be offered for sale pursuant to this Prospectus by the Selling Securityholders from time to time. Accordingly, no estimate can be given as to the amounts of shares of Common Stock that will be held by the Selling Securityholders upon consummation of any such sales. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Common Stock since the date on which the information regarding their shares of Common Stock was provided, in transactions exempt from the registration requirements of the Act. The table of Selling Securityholders on page 18 of the Prospectus is hereby deleted in its entirety and supplemented with the following table:

                                                         COMMON STOCK
                                                         ------------
                                                   NUMBER          NUMBER
                                                BENEFICIALLY       OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER        OWNED           HEREBY
-------------------------------------------        -----           ------
Joseph Stevens & Company, L.P. (2)                 330,000         330,000
Ronald J. DiCamillo                                 3,000           3,000
John Elges                                          1,000           1,000
Lindsay A. Rosenwald, M.D. (3)                    1,133,458        788,951


H. Lawrence Shaw, M.D. (4)                         23,682           23,557
Sumner Burstein, Ph.D.                             11,250           11,250
William A. Ryan, Jr.                                 48               48
Carl Spana, Ph.D.                                   3,777           3,777
Paul Weisz, Ph.D.                                   7,500           7,500
Eliot Barnathan, M.D.                               7,500           7,500
Alexander W. Clowes, M.D.                            750             750
Dwight Robinson, M.D.                                750             750
Paul Rys, Ph.D.                                      750             750
David DeWitt, Ph.D.                                  750             750
                                               ---------------------------------
     TOTAL                                        1,524,215       1,179,583
--------------------------

(2) Represents shares of Common Stock underlying the Underwriter's Warrants and the Underwriter's Redeemable Warrants, which are fully exercisable as of the date hereof. Joseph Stevens & Company, L.P. acted as the underwriter of the Unit Offering and is a greater than five percent stockholder of the Company.
(3) Includes 788,951 shares of Common Stock underlying a fully-exercisable option granted to Dr. Rosenwald. Dr. Rosenwald, a principal stockholder of the Company, is the President and sole stockholder of the Placement Agent and of VentureTek, L.P., a principal stockholder of the Company.
(4) Includes 23,557 shares of Common Stock underlying a fully-exercisable option granted to Dr. Shaw.

          The preceding table has been prepared based upon information furnished to the Company by Continental Stock Transfer & Trust Company. From time to time, additional information concerning ownership of the shares of Common Stock may rest with certain holders thereof not named in the preceding table, with whom the Company believes it has no affiliation.


          The following table sets forth the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred beneficially owned by stockholders of the Company identified in the Prospectus as Selling Securityholders, based upon the conversion rate as of the effective date of the Prospectus. At such time and until August 6, 1998, each share of Series A Preferred was convertible into 2.12 shares of Common Stock. The Company has undertaken to register the resale of additional shares of Common Stock issuable upon conversion of the Series A Preferred resulting from the adjustment, effective August 7, 1998, in the conversion rate. See "Description of Securities--Series A Preferred Stock--Conversion." Any or all of the shares of Common Stock listed below may be offered for sale pursuant to this Prospectus by the Selling Securityholders from time to time.
 Accordingly, no estimate can be given as to the amounts of shares of Common Stock that will be held by the Selling Securityholders upon consummation of any such sales. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Series A Preferred since the date on which the information regarding their Series A Preferred was provided, in transactions exempt from the registration requirements of the Act. The table of Selling Securityholders on pages 18 to 22 of the Prospectus is hereby deleted in its entirety and supplemented with the following table:


                                                                                                 COMMON STOCK (5)
                                                                                                 ------------
                                                                                           NUMBER            NUMBER
                                                                                        BENEFICIALLY        OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                                                OWNED             HEREBY
-------------------------------------------                                                -----             ------
Mark Abel                                                                                   5,300            5,300
Ross D. Ain                                                                                 2,120            2,120
Sal and Lorraine Albanese                                                                   5,359            5,359
Leslie and Maria Anderson                                                                  10,600           10,600
Andrade Enterprises, LLC                                                                   21,200           21,200
Mario Aristizabal                                                                           5,397            5,397
Harriet E. Arneson                                                                          5,300            5,300
Austray Limited                                                                            42,400           42,400
Martin G. Ballweg                                                                          10,600           10,600
Bryan C. and Leah D. Barker                                                                 5,300            5,300
Ronald Baruch                                                                                 742              742


Sam & Katie Benrubi                                                                            5,300          5,300
Larry Bernstein                                                                                2,120          2,120
Blumen Partners                                                                                1,329          1,329
Lewis S. Broad                                                                                10,600         10,600
Betty Joan Burr                                                                                2,650          2,650
Henry Burr                                                                                     2,650          2,650
John Burr                                                                                      2,650          2,650
Cambrian Investments Limited Partnership                                                       5,300          5,300
Robert A. Cameron                                                                             10,600         10,600
Francis P. Cappione                                                                            1,329          1,329
Thomas L. Cassidy                                                                              2,650          2,650
Jacob T. Chachkes and Bette Chachkes, Trustees for Jacob T. Chachkes, M.D., P.C., MPPP,
     Dated 11-1-85                                                                             5,300          5,300
Richard L. Childs                                                                              2,650          2,650
Moun-Shung Chi & Sue-Jame Chi, Co-Trustees, Chi Living Trust                                  42,400         42,400
Claughton Company Inc.                                                                         5,300          5,300
CNCA SCT BRUNOY/acct BGP                                                                      53,000         53,000
Irwin J. Cohen, M.D.                                                                           5,300          5,300
Max Cohen                                                                                      2,650          2,650
Concordia Partners L.P.                                                                       26,500         26,500
Robert J. Conrads                                                                              3,983          3,983
Bradley Cooper                                                                                10,600         10,600
Archibald Cox, Jr.                                                                            27,398         27,398
Thomas H. Cruikshank                                                                          10,600         10,600
Alfred C. D'Alessandro                                                                         5,300          5,300
Michael and Mary Darling JTWROS                                                                5,300          5,300
Andrew Davilman & Nancy Davilman, JTWROS                                                       5,300          5,300
Tommy Lee Davis                                                                               21,200         21,200
Delaware Charter FBO R. Craig Fetz                                                            42,400         42,400
Chris P. Dialynas, as Trustee of the Chris and Sheri Dialynas Living Trust, Dated
     January 30, 1997                                                                         10,600         10,600
Dorothy Dulman                                                                                10,600         10,600
David Dworetzky                                                                                5,300          5,300
Edward Dworetzky                                                                              21,200         21,200
Robert & Evelyn Elliott Trust                                                                  5,300          5,300
Richard C. & Mary Ann Fick Community Property                                                  5,300          5,300
Denis Fortin                                                                                   5,300          5,300
Lloyd A. Fox                                                                                  10,600         10,600
Brian D. Frenzel                                                                               5,300          5,300
Benjamin & Sharyn Friedman                                                                     5,300          5,300
Merrit Brad Friedman                                                                           5,300          5,300
Craig S. Frolich                                                                               2,650          2,650
Gerald Frolich & Gloria A. Frolich JT Ten.                                                     5,300          5,300
Robert J. Gall                                                                                 5,300          5,300
A. Mark Gambee, M.D. and Karen D. Todd, M.D. J.T.-W.R.O.S.                                     5,300          5,300
Ofelia Anton Gomez                                                                             1,700          1,700
Michael J. Gordon                                                                                663            663
Robert P. Gordon                                                                               1,325          1,325
Philip Granowitz                                                                               5,300          5,300
Bernard Gross                                                                                  1,066          1,066
Grossman Family Trust                                                                          5,300          5,300
Leonard Grunstein                                                                              2,323          2,323


Allison Gushe Molkenthin                                                                      10,282         10,282
Alan and Paula Halperin                                                                        5,300          5,300
Fridolf Hanson                                                                                 4,240          4,240
Harrigan Family Trust                                                                          5,300          5,300
Thomas Scott Haydon & Thomas Welch Haydon                                                      5,300          5,300
Austin E. Hills                                                                                5,300          5,300
HM Singer & Co Employee Pension Trust, Howard M. Singer TTEE U/A/D/ 1/1/95                     5,300          5,300
Harry Huang and Adrienne Masters, Tenants by the Entirety                                      8,480          8,480
Hull Overseas, Ltd.                                                                           10,600         10,600
Gerald Johnston                                                                               10,600         10,600
Charles Jurgensmeyer                                                                          10,600         10,600
Joe Jurgensmeyer                                                                              10,600         10,600
Robert Jurgensmeyer                                                                           10,600         10,600
Virgil Jurgensmeyer                                                                           10,600         10,600
Patrick M. Kane                                                                                5,598          5,598
Amram Kass P.C. Defined Benefit Pension Plan                                                   2,650          2,650
Ery W. & Helga L. Kehaya, JTWROS                                                              21,200         21,200
Kenbar Group, LP                                                                              31,800         31,800
Donald R. Kendall, Jr.                                                                        10,600         10,600
John R. Kennedy                                                                                1,325          1,325
Shirley F. Kerbel                                                                              5,300          5,300
Keys Foundation                                                                               53,000         53,000
Robert Knox                                                                                    5,300          5,300
Gwen S. Korovin, M.D.                                                                          5,300          5,300
Larkstone Inc.                                                                                21,200         21,200
Joseph Larosa                                                                                  5,300          5,300
Laser Trading Ltd.                                                                             2,139          2,139
Stephen H. Lebovitz                                                                           10,600         10,600
Theodore Levine                                                                                5,300          5,300
Hyman Lezell Revocable Trust                                                                  21,200         21,200
L.G. Foley Inc. Profit Sharing Plan                                                           10,600         10,600
Donna Lipman and Lawrence Lipman, Tenants in Common                                            5,300          5,300
Alfredo Livas                                                                                  3,180          3,180
M&S Andrade Rev. Tr. For Comm. & Sep. Property UA Dtd 10/19/78, as amended                     5,300          5,300
Jon S. Marks                                                                                   5,300          5,300
William M. Marks                                                                               5,300          5,300
Masada I Limited Ptnrs                                                                         1,859          1,859
Kevin T. McManus, MD                                                                           1,329          1,329
Lindsay A. McManus                                                                             5,300          5,300
Mega International Corporation                                                                 5,300          5,300
William H. Metzger MD Inc. Retirement Trust                                                    5,300          5,300
Maurice Meyer III                                                                              5,300          5,300
Michael C. Miles                                                                               5,300          5,300
Mike & Terry Miller                                                                            5,300          5,300
Moonlight International Ltd                                                                   25,440         25,440
W. Kym Murphy                                                                                  5,300          5,300
Arthur J. Nagle                                                                                5,300          5,300
Mechie Nebenzahl                                                                               2,120          2,120
John S. Osterweis, Trustee For The Osterweis Revocable Trust U/A Dated 09/13/93                2,650          2,650
Palmetto Partners, Ltd.                                                                       10,648         10,648
Alan Paulenoff                                                                                 5,300          5,300


Gregory P. & Christine K. Pellizzon                                                            5,300          5,300
Peter & Pamela Pellizzon                                                                       5,300          5,300
Nita E. Pepper and James G. Pepper, Co Trustees, Trust F/B/O Nita E. Pepper U/A
     Dtd 1/9/90                                                                               21,200         21,200
Dr. Tis Prager                                                                                 7,950          7,950
Profutures Special Equities Fund, LP                                                          10,600         10,600
Alois Putre Jr.                                                                                5,300          5,300
Raimundo J. Rodriguez P. and Anelies H. Huter de R.                                            5,300          5,300
Marion Roffer                                                                                 10,600         10,600
Robert W. Rohrlich                                                                             5,300          5,300
Michael Rosenbaum                                                                             10,600         10,600
Jonathan Rothschild                                                                            5,300          5,300
RSA Trust (DTD) 3/7/95 (Ralph E. Adams Jr. and Shirlee Yvonne Adams, Trustees for
     RSA Trust)                                                                                5,300          5,300
Alan T. Rubin                                                                                 15,900         15,900
David W. Ruttenberg                                                                            5,300          5,300
Sagres Group Ltd.                                                                             16,198         16,198
Gordon S. Salter                                                                               5,300          5,300
Kaya K. Sarier                                                                                 2,650          2,650
Barry A. Saunders                                                                              5,300          5,300
Jan A. Saunders                                                                                5,300          5,300
Robert Schlotterbeck & Barbara J. Schlotterbeck, TTEES U/A Dtd 12/22/89 The
     Schlotterbeck Family Trust                                                                5,300          5,300
Robert L. Schuessler                                                                           5,300          5,300
Carl F. Schwartz                                                                               7,950          7,950
Roberto Segovia                                                                                5,300          5,300
Uri R. Shabto M.D., P.C.                                                                       5,300          5,300
Gerald Shepps                                                                                  5,300          5,300
Melvin Silon                                                                                   5,300          5,300
Nathaniel Silon Revocable Living Trust Dtd 6/2/93                                             21,200         21,200
William & Elinor Silver                                                                        5,300          5,300
Ronald Simon                                                                                   1,325          1,325
Harvey Slevin, TTEE U/A Dtd 4/25/90 Harvey Slevin Revoc. Liv. Trust                            1,325          1,325
Hollis R. and Lucille B. Smith                                                                 5,300          5,300
Philip Solomon                                                                                 5,300          5,300
Sovereign Partners L.P.                                                                       21,200         21,200
Robert L. Spint Trustee For Robert L. Spint Trust UAD 10/19/89                                 5,300          5,300
Stern Joint Venture, L.P.                                                                     15,900         15,900
Andrew Strassman                                                                               5,300          5,300
Joseph & Barbara Strassman                                                                    21,200         21,200
Richard Strassman                                                                              5,300          5,300
Robert Strassman                                                                               2,650          2,650
Burton M. Strauss, Jr.                                                                         5,300          5,300
Michael and Pamela Sulewski                                                                    2,650          2,650
Sidney Sutter                                                                                  3,701          3,701
The 1992 Houston Partnership, L.P.                                                            10,600         10,600
Tokenhouse Trading Company Limited                                                            14,199         14,199
Alyce P. Twomey                                                                                2,650          2,650
Union D'Etudes et D'Investissements                                                          106,000        106,000
Valori Associates, Inc.                                                                        2,650          2,650
Donald E. and Virginia V. Vinson Trust                                                         5,300          5,300
J. Vitols                                                                                     21,200         21,200


Mark & Sallie Lynn Walko                                                                       6,599          6,599
Saul Waring                                                                                    5,300          5,300
Paul H. Warren                                                                                10,600         10,600
Robert J. Whetten                                                                              7,950          7,950
Allen Whipple                                                                                 31,800         31,800
John R. Wiencek                                                                                1,619          1,619
B. R. Williamson Jr.                                                                          10,600         10,600
Robert B. Wolford IRA                                                                          5,300          5,300
Charles C. Young                                                                               3,975          3,975
Lindsay A. Rosenwald, M.D. (6)(7)                                                            100,004        100,004
Scott A. Katzman (6)(8)                                                                       35,529         35,529
Michael S. Weiss (6)(9)                                                                       14,885         14,885
Wayne L. Rubin (6)(8)                                                                         14,885         14,885
Credit Agricole (6)(10)                                                                       10,593         10,593
A. Joseph Rudick, Jr., M.D. (6)(11)                                                           10,540         10,540
Tim McInerney (6)(8)                                                                           9,484          9,484
Martin S. Kratchman (6)(8)                                                                     9,121          9,121
Richard Strassman (6)(8)                                                                       8,501          8,501
Karl Ruggeberg (6)(8)                                                                          8,102          8,102
David R. Walner (6)(8)                                                                         5,000          5,000
Bluestone Capital (6)(10)                                                                      4,370          4,370
Marc Florin (6)(8)                                                                             3,475          3,475
Joseph Edelman (6)(8)                                                                          3,276          3,276
Peter M. Kash (6)(8)                                                                           3,122          3,122
Joseph Fabiani, Jr. (6)(8)                                                                     2,648          2,648
Deborah Solomon (6)(8)                                                                         2,489          2,489
Lauren S. Fischer (6)(8)                                                                       1,135          1,135
John Knox (6)(8)                                                                               1,135          1,135
                                                                                    -------------------------------
     TOTAL                                                                                 1,827,279      1,827,279


--------------------------

(5) Represents shares of Common Stock into which the shares of Series A Preferred owned by such Selling Securityholder are convertible. This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Selling Securityholder's outstanding shares of Common Stock.
(6) Represents shares of Common Stock issuable upon conversion of Series A Preferred issuable upon exercise of the Placement Warrants. This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Selling Securityholder's outstanding shares of Common Stock.
(7) Lindsay A. Rosenwald, M.D., a principal stockholder of the Company, is the President and sole stockholder of Paramount Capital, Inc. ("Paramount"). VentureTek, L.P., a principal stockholder of the Company, is a limited partnership, the limited partners of which include Dr. Rosenwald's wife, children, sisters of Dr. Rosenwald's wife, and their husbands and children.
(8)  Securityholder is agent of Paramount.
(9) Michael S. Weiss, the Company's Secretary, is a Senior Managing Director of Paramount.
(10) Securityholder acted as a Selected Dealer in the Private Placement.
(11) Dr. Rudick, an associate of the Placement Agent and Paramount Capital Investments, LLC, is a director of each of Channel Therapeutics, Inc. and Optex Ophthalmologics, Inc., each a wholly owned subsidiary of the Company.

          The preceding table has been prepared based upon information furnished to the Company by Continental Stock Transfer & Trust Company. From time to time, additional information concerning ownership of the shares of Common Stock may rest with certain holders thereof not named in the preceding table, with whom the Company believes it has no affiliation.

                              DESCRIPTION OF SECURITIES

SERIES A PREFERRED STOCK

     CONVERSION.   Pursuant to the Certificate of Designations of the Series
A Preferred, on August 7, 1998, the conversion price of the Series A Preferred was adjusted from $4.72 per share to $3.06 per share. As a result, on such date the conversion rate of the Series A Preferred was adjusted such that each share of Series A Preferred converted after August 7, 1998 is convertible into 3.27 shares of Common Stock, whereas each share of Series A Preferred converted prior to August 7, 1998 was convertible into 2.12 shares of Common Stock.

                                 --------------------